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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


           JUNE 26, 2001                           JUNE 22, 2001
          (Date of Report)               (Date of earliest event reported)


                          ALLIANCE PHARMACEUTICAL CORP.
             (Exact name of registrant as specified in its charter)


         NEW YORK                       000-12950                 14-1644018
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
 of incorporation)                                           Identification No.)

         3040 SCIENCE PARK DRIVE, SAN DIEGO, CALIFORNIA             92121
            (Address of principal executive offices)              (Zip Code)



Registrant's telephone number, including area code:  (858) 410-5200

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ITEM 5.           OTHER EVENTS.

On June 22, 2001, Alliance Pharmaceutical Corp. ("Alliance") entered into an agreement to acquire approximately 2.5 million shares of Series B Preferred Stock of Metracor, Inc. (formerly known as Via Medical Corporation), a California corporation ("Metracor"), in exchange for approximately $500,000 cash and the grant of an exclusive license and sublicense, where applicable, to all of Alliance's rights and interest in and to Alliance's Real-Time Oxygen Dynamics Analysis technology ("RODA"), and the grant of an option by Alliance to Metracor to acquire all of Alliance's rights to RODA in the future upon the occurrence of certain events. After acquiring 2.5 million shares of Series B Preferred Stock of Metracor, Alliance owns 5.18% of the fully diluted equity of Metracor.

         In connection with the transaction described above, Alliance entered into an Option Agreement on June 22, 2001 with all other investors (the "Investors") purchasing shares of Series B Preferred Stock of Metracor (which Investors purchased, in aggregate, approximately 15.1 million shares) (the "Series B Shares"). A copy of the Option Agreement is attached as Exhibit 4.1 and incorporated herein by reference. Under the terms of the Option Agreement, Alliance may purchase all (but not less than all) of the Series B Shares held by the Investors until December 1, 2002 (or the closing of an Early Termination Event, that is, Metracor's initial public offering or the acquisition of Metracor by another entity, should that occur first) (the "Alliance Option"). If Alliance exercises the Alliance Option, Alliance will pay the Investors, at Alliance's discretion, either $0.93273 cash per Series B Share (the "Cash Exercise Price Per Share") (for an aggregate price of approximately $14.1 million), or 0.13072 shares of Alliance Common Stock per Series B Share (the "Alliance Stock Exercise Price Per Share") (for an aggregate price of approximately 1.97 million shares of Alliance Common Stock). Alliance has granted certain registration rights with respect to the Alliance Common Stock, if issued in connection with the Option Agreement. Should Alliance exercise the Alliance Option with respect to the 15.1 million Series B Shares currently held by the Investors, Alliance would hold (together with its current holdings in Metracor) approximately 36.38% of the fully diluted equity of Metracor (based on the current capitalization as of the date of the Option Agreement).

         After June 22, 2001, Metracor may sell up to approximately 5.0 million shares of additional Series B Shares to other investors. Should Metracor sell any of these additional Series B Shares, those investors shall become parties to the Option Agreement. In that event, the additional Series B Shares sold shall be subject to the Alliance Option, and the investors purchasing the additional Series B Shares shall be granted the Investor Option described below. Should Metracor sell the entire additional 5.0 million Series B Shares, and Alliance exercise the Alliance Option with respect to the aggregate 20.1 million Series B Shares, Alliance would hold (together with its current holdings in Metracor) approximately 46.78% of the fully diluted equity of Metracor (based on the current capitalization as of the date of the Option Agreement).

         The Option Agreement also includes an option (the "Investor Option") that becomes exercisable collectively by the Investors, should Alliance not exercise the Alliance Option prior to November 1, 2002. The Investors, prior to November 30, 2002, may elect to require Alliance to purchase, at the Cash Exercise Price Per Share, all of the Series B Shares held by the Investors, subject to Alliance's right to pay the Investors at the Alliance Stock Exercise Price Per Share. The Investor Option will expire upon the occurrence of an Early Termination Event.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.


(a)      Financial Statements

         None.

(b)      Pro Forma Financial Statements

         None.

(c)      Exhibits:

         Exhibit 4.1 Form of Option Agreement, dated June 22, 2001, between the Registrant and certain holders of Series B Preferred Stock of Metracor Technologies, Inc.

         Exhibit 99.1               Press release of the Registrant, dated
                                    June 25, 2001.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                  ALLIANCE PHARMACEUTICAL CORP.
Dated:  June 24, 2001

                                                  /s/ Theodore D. Roth
                                                  ------------------------------
                                                  Theodore D. Roth, President


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                                  EXHIBIT INDEX


Exhibit Number                   Description
--------------                   -----------
    4.1                          Form of Option Agreement, dated June 22, 2001,
                                 between the Registrant and certain holders of
                                 Series B Preferred Stock of Metracor
                                 Technologies, Inc.

   99.1                          Press Release of the Registrant, dated
                                 June 25, 2001
